Exhibit 99.7

EXPORT DEVELOPMENT CANADA

UNDERWRITING AGREEMENT

July 24, 2019

To the Representatives named

in Schedule I hereto of the

Underwriters named in

Schedule II hereto

Dear Ladies and Gentlemen:

Export Development Canada (“EDC”) proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its securities identified in Schedule II hereto (the “Securities”), to be issued pursuant to a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) to be dated as provided in Schedule I hereto between EDC and the banking institution named therein, as Fiscal Agent (the “Fiscal Agent”). The Securities to be sold in the United States, as certified by the Underwriters in a report relating to distribution of primary allotment substantially in the form of Schedule III hereto, are referred to herein as the “Registered Securities” and all other Securities are referred to herein as the “Offshore Securities”. The Securities are direct unconditional obligations of EDC and, as such, carry the full faith and credit of Canada (“Canada”) and constitute direct unconditional obligations of and by Canada and the payment of the principal of and interest on the Securities is a charge on and payable out of the Consolidated Revenue Fund of Canada. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms. As of 12:45 p.m. on July 24, 2019 (New York City time) (the “Time of Sale”), EDC had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Final Prospectus consisting of a preliminary prospectus supplement dated July 24, 2019 and the Basic Prospectus (as defined below) (collectively, the “Preliminary Final Prospectus”), and the Issuer Free Writing Prospectus in the form of Schedule I hereto (the “Issuer Free Writing Prospectus”).

1.    Representations and Warranties. EDC represents and warrants to, and agrees with, each Underwriter that:

(a)    The Time of Sale Information, at the Time of Sale and at the Closing Date (as defined below), did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that EDC makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to EDC in writing by any Underwriter through the Representatives expressly for use in such Time of Sale Information. The Issuer Free Writing Prospectus in the form of Schedule I hereto complies in all material respects with the requirements of the U.S. Securities Act of 1933, as amended (the “Act”).

(b)    EDC has filed with the Securities and Exchange Commission (the “Commission”) one or more registration statements, which have become effective, for the registration of the Registered Securities under the Act. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Release No. 33-6424 under the Act and comply in all other material respects with said Release. The Basic Prospectus (as defined below), as supplemented by the Preliminary Final Prospectus filed with the Commission pursuant to Rule 424(b), is the most recent prospectus relating to the Securities and the plan of distribution thereof filed by EDC with the Commission. EDC proposes to file with the Commission pursuant to Rule 424(b) under the Act a further supplement to the Basic Prospectus to include the final pricing information as set forth in the Issuer Free Writing Prospectus. Such registration statements, including the exhibits thereto, as amended at the date of this Agreement, hereinafter are called the “Registration Statement”; the prospectus included in registration statement no. 333-225889 is hereinafter called the “Basic Prospectus”; and such Basic Prospectus, as supplemented by the final prospectus supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) is hereinafter called the “Final Prospectus”. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Final Prospectus” and “Preliminary Final Prospectus” shall include in each case the documents, if any, incorporated by reference therein. (The terms “supplement” and “amendment” or “amend” as used herein shall include all documents deemed to be incorporated by reference in the Final Prospectus that are filed subsequent to the date of the Basic Prospectus by EDC with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(c)    As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective or is deemed to become effective under the Act, when any supplement to the Final Prospectus is first filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, will fully comply in all material respects with the provisions of the Act and the rules under the Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the Final Prospectus, as amended or supplemented as of any such time, will fully comply with the provisions of the Act and the rules under the Act and will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that EDC makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to EDC by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof.

(d)    No authorizations, approvals, waivers or consents of any agency or official of Canada or the Province of Ontario are required to permit the execution and delivery of the Fiscal Agency Agreement and this Agreement by EDC, the issuance of the Securities and the performance by EDC of its obligations thereunder and hereunder, except for the approval of the Minister of Finance required by the Financial Administration Act of Canada (the “FA Act”) which has been obtained.

(e)    The Securities, when duly executed and duly authenticated pursuant to the Fiscal Agency Agreement and upon delivery thereof and payment therefor in accordance with the provisions of this Agreement, will constitute legal, valid and binding direct unconditional obligations of EDC in accordance with their terms and, as such, will carry the full faith and credit of Canada and will constitute direct unconditional obligations of and by Canada and the payment of the principal of and interest on the Securities will be a charge on and will be payable out of the Consolidated Revenue Fund of Canada (as defined in the FA Act).

(f)    In issuing the Securities, EDC is not exceeding its borrowing limitations specified in the Export Development Act of Canada or in any resolutions relating to the issue of the Securities.

(g)    Neither the execution and delivery of, nor compliance with, this Agreement or the Securities will conflict with, or constitute a breach of, or a default under, any agreement or other instrument to which EDC is a party or by which it is bound or any law or regulation applicable to it.

(h)    None of EDC, Canada or any person acting on its or their behalf (other than the Underwriters, as to whom no representation or warranty is made) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Offshore Securities.

(i)    No litigation or proceedings of any kind are pending or, to the knowledge of EDC, threatened, attacking or in any manner questioning the proceedings and authority under which the Securities are to be issued or affecting the validity thereof, and no authority or proceedings for the issuance of the Securities have been repealed, revoked or rescinded in whole or in part.

2.      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, EDC agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from EDC, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto, at the purchase price of 99.760% of the principal amount (plus accrued interest, if any, from July 31, 2019), which equals the issue price less selling, management and underwriting commissions of 0.125% of the principal amount (the “Underwriting Commissions”), and further agrees that the aggregate amount of the Underwriting Commissions may be set-off against the aggregate issue price of the Securities.

3.      Delivery and Payment.  Delivery of the Securities, which shall be made at the office of EDC, 150 Slater Street, Ottawa, Canada, K1A 1K3, and payment for the Securities shall be made on July 31, 2019 by 9:00 a.m. Eastern Time, which date and time may be postponed by agreement between the Underwriters and EDC or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities will be issued in the form of one or more registered global securities (the “Global Securities”), which shall be registered in the name of CDS & CO., as the nominee of CDS Clearing and Depository Services Inc. The Global Securities shall be substantially in the form annexed to the Fiscal Agency Agreement. Delivery of the Global Securities shall be made to the Representatives or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the issue price thereof to EDC in same day funds by transfer to a Canadian dollar account specified by EDC. The Underwriters through the Representatives shall be entitled to set-off against the payment of the issue price, the Underwriting Commissions and reimbursement for expenses referred to in Section 8 hereof.

The Global Securities shall be made available for inspection and review by the Underwriters in Toronto, Canada, not later than 3:00 p.m. local time on the business day prior to the Closing Date. For purposes of this paragraph, “business day” shall mean a day other than a Saturday, Sunday or other day on which banking institutions in Toronto, Canada are authorized or obligated by law, regulation or executive order to close.

4.      Listing.  EDC agrees with the Underwriters to cooperate in the filing of an application for the Securities to be admitted to the Official List of the Luxembourg Stock Exchange and for the Securities to be admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange (the “Stock Exchange”) prior to the Closing Date. EDC further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause such listing to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of EDC, the continuation of such listing shall become unduly burdensome, then EDC may, in its sole discretion, terminate the listing of the Securities on the Stock Exchange. In the event of such termination of listing, EDC shall use reasonable endeavors to seek an alternative admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation system, as determined by EDC in its sole discretion, after consultation with the Representatives, provided that nothing herein shall require EDC to seek an alternative admission to listing, trading and/or quotation of the Securities on any securities exchange where it would be, as determined by EDC, impractical or unduly burdensome to do so.

5.      Agreements.  EDC agrees with the several Underwriters and the several Underwriters agree with EDC, as the case may be, that:

(a)    Prior to the termination of the offering of the Securities, EDC will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Time of Sale Information or the Basic Prospectus unless EDC has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, EDC will cause the Preliminary Final Prospectus and the Final Prospectus to be delivered to the Commission for filing pursuant to Rule 424(b) via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) and will cause the Final Prospectus to be filed with the Commission pursuant to said Rule and EDC will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act. EDC will promptly advise the Representatives (i) when the Time of Sale Information or the Final Prospectus shall have been delivered to the Commission for filing pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Time of Sale Information or to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by EDC of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. EDC will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)    Before using or filing any Issuer Free Writing Prospectus other than the Issuer Free Writing Prospectus in the form of Schedule I hereto, EDC will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object; provided that the Representatives may not object to a filing that is required by law.

(c)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Time of Sale Information or the Final Prospectus to comply with the Act or the rules thereunder, EDC promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(d)    There will be made generally available to the security holders of EDC a statement of its income and retained earnings for its fiscal year commencing after the date hereof as soon as practicable after the close of such fiscal year, which shall satisfy the provisions of Section 11(a) of the Act. Such statement of income and retained earnings of EDC will be deemed to have been “made generally available to its security holders” when filed pursuant to Section 13 or 15(d) of the Exchange Act.

(e)    EDC will furnish to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

(f)    EDC will arrange for the qualification of the Registered Securities for sale under the laws of such states in the United States as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Registered Securities; provided that EDC shall not be obligated to qualify as a foreign corporation in, or consent to general service of process under the laws of, any state or to meet other requirements deemed by it to be unduly burdensome provided further, that nothing herein shall require EDC to qualify the Securities in any other jurisdiction where it would be, as determined by EDC in its sole discretion after consultation with the Representatives, impractical or unduly burdensome to do so.

(g)    EDC will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Final Prospectus under the heading “Use of Proceeds.”

(h)    EDC will pay (i) all expenses in connection with (A) the preparation, issue, execution and delivery of the Securities (including the fees of the Fiscal Agent), (B) the fee incurred in filing the Registration Statement (including all amendments thereto), any Issuer Free Writing Prospectus and any Time of Sale Information with the Commission and (C) any fee payable to rating services in connection with the rating of the Securities, (ii) the cost of printing and copying the Preliminary Final Prospectus, the Final Prospectus and the documents incorporated by reference in the Time of Sale Information and the Final Prospectus in such quantities as the Underwriters may reasonably request and the cost of delivering the same to locations designated by the Underwriters and satisfactory to EDC in its reasonable judgment and (iii) all stamp duties or other like taxes and duties or value added taxes payable under the laws of the United Kingdom upon and in connection with the execution, issue and subscription of the Securities or the execution and delivery of this Agreement and the Fiscal Agency Agreement. Except as provided in Sections 8 and 9 hereof, EDC shall not be required to pay or bear any fees or expenses of the Underwriters.

(i)    Each Underwriter agrees with EDC to deliver (i) an initial allotment distribution report, (ii) secondary market activity reports showing sales volumes by major market (Asia, Canada, Europe and the United States) up to and including the Closing Date and (iii) secondary market activity reports showing sales volumes by such major markets as requested by EDC from time to time. The reports specified in (i) and (ii) above will be due within one week of the Closing Date. The initial allotment distribution report and the secondary market activity reports will be in the forms set forth in Schedule III hereof.

(j)    Each Underwriter agrees that it has not used, and will not use, authorize the use of, refer to, or participate in the planning for the use of, any “Free Writing Prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by EDC and not incorporated by reference into the Registration Statement and any press release issued by EDC) other than (i) the Issuer Free Writing Prospectus in the form of Schedule I hereto or prepared pursuant to Section 5(b), or (ii) any “free writing prospectus” prepared by such Underwriter and provided to and consented to by EDC in writing (each such “free writing prospectus” referred to in this clause (ii), an “Underwriter Free Writing Prospectus”); provided that the Underwriters may use a Bloomberg term sheet in accordance with Section 5(l).

(k)    Each Underwriter agrees that it has not distributed, and will not distribute, any Underwriter Free Writing Prospectus referred to in Section 5(j) in a manner that will lead to the requirement to file such Underwriter Free Writing Prospectus with the Commission unless EDC has consented in advance in writing to such distribution.

(l)    Each Underwriter agrees that it has not used, and will not, without the prior written consent of EDC, use, any “free writing prospectus” that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the Commission; provided that Underwriters may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of EDC; provided further that any Underwriter using such term sheet shall notify EDC, and provide a copy of such term sheet to EDC, prior to, or substantially concurrently with, the first use of such term sheet.

(m)    Each Underwriter agrees that it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify EDC if any such proceeding against it is initiated during the period that delivery of a prospectus by an Underwriter or a dealer may be required by the Act).

6.      Selling Restrictions.  Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with EDC that:

(a)    (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue and sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to EDC; and (ii) it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(b)    The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”) and it and each such affiliate has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities in Japan or to or for the benefit of any person resident in Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law available thereunder and in compliance with any other relevant laws of Japan.

(c)    (i) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(d)    The Offshore Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or its possessions or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act. Accordingly, neither it, nor any of its affiliates or any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to the Offshore Securities in violation of Regulation S, and all offers and sales of the Offshore Securities by it, any of its affiliates or any persons acting on its or their behalf have occurred or will occur in offshore transactions, as such term is defined in Regulation S.

(e)    In relation to each member State of the European Economic Area (each, a “Relevant Member State”), each Underwriter has represented and agreed that it has not made and will not make an offer of the Securities which are the subject of the offering contemplated by the Final Prospectus to the public in that Relevant Member State other than:

(i)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(iii)    in any other applicable circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Securities shall require EDC or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this Section 6(e), the expression an “offer of the Securities” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC, as amended or superseded, and includes any relevant implementing measure in each Relevant Member State.

(f)      It acknowledges that the Final Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, it represents, warrants and agrees that it has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Final Prospectus, the Preliminary Final Prospectus, the Issuer Free Writing Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289 of Singapore) (as modified or amended from time to time, the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

For the purposes of this Section 6(f), where the Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (A) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the bonds pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; or (iv) as specified in Section 276(7) of the SFA.

(g)    Each Underwriter represents and agrees, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, that it has not offered, sold or advertised and will not offer, sell or advertise, directly or indirectly, Securities to the public in, into or from Switzerland and that it has not distributed, or otherwise made available, and will not distribute or otherwise make available, the Preliminary Final Prospectus or any other offering or marketing material relating to the Securities to the public in Switzerland. “Public” shall have the meaning as per articles 652a and 1156 of the Swiss Code of Obligations.

(h)    In addition to the provisions of Sections 6(a) through (g) above, it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Final Prospectus, the Preliminary Final Prospectus, the Time of Sale Information, any “Free Writing Prospectus,” the Basic Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on EDC except as contained in this Agreement. In addition, each Underwriter agrees with EDC to comply with the restrictions on offers and sales of the Securities set forth in this Section 6.

(i)    Without prejudice to the provisions of Sections 6(a) through (h) above, and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate pursuant to Section 5(f), EDC shall not have any responsibility for, and each Underwriter severally agrees with EDC that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Securities.

7.      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of EDC contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of EDC made in any certificates pursuant to the provisions hereof, to the performance by EDC of its obligations hereunder and to the following additional conditions:

(a)    (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of EDC, shall be threatened by the Commission, (ii) there shall be no material adverse change in the condition (financial or otherwise) or results of operations or business or prospects of EDC from that set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus, other than changes arising in the ordinary course of business, that in the reasonable judgment of EDC or the Representatives would prevent or materially impair the marketing or enforcement of contracts for sale of the Securities and (iii) there shall be no material adverse change in the financial, economic or political condition of Canada from that set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus, other than changes arising in the ordinary and normal course, that in the reasonable judgment of EDC or the Representatives would prevent or materially impair the marketing or enforcement of contracts for sale of the Securities and you shall have received, on the Closing Date, a certificate dated the Closing Date and signed by an officer of EDC to the effect set forth in (i) and (ii) above; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act, and the Final Prospectus shall have been timely filed with the Commission under the Act.

(b)    You shall have received on the Closing Date a written opinion, dated the Closing Date, of Legal Counsel for EDC, addressed to the Underwriters to the effect that:

(i)    EDC exists as a corporation created by the Parliament of Canada pursuant to the Export Development Act, and is an agent of Her Majesty in right of Canada with full power and authority to conduct its business as described in the Final Prospectus and to issue and sell the bonds; pursuant to the provisions of the FA Act, EDC is named as a Crown corporation.

(ii)    The issue and sale of the bonds have been duly authorized by all necessary corporate action of EDC, and the global bonds have been signed by a duly appointed officer of EDC, and upon being duly authenticated pursuant to the Fiscal Agency Agreement, and upon being delivered against payment therefor in accordance with this Agreement, the bonds will constitute legal, valid and binding direct and unconditional general obligations of EDC and as such of Canada, enforceable in accordance with their terms, all irrespective of any reconstruction, reorganization, amalgamation, merger, liquidation, dissolution or winding-up of EDC or any transfer, sale or other disposition of all or substantially all of the assets of EDC.

(iii)    The global bonds have been duly executed by EDC and when duly authenticated, delivered and paid for in accordance with the provisions of this Agreement will constitute securities issued on behalf of Canada with the authority of Parliament and as such the payment of the principal thereof and interest thereon will be a charge on and will be payable out of the Consolidated Revenue Fund (as defined in the FA Act) of Canada.

(iv)    No authorizations, approvals, waivers or consents of any agency or official of Canada or of the Province of Ontario are required to permit the execution and delivery of the Fiscal Agency Agreement or this Agreement, the issuance of the bonds or the performance by EDC of its respective obligations thereunder and hereunder, except for the approval of the Minister of Finance as required by the FA Act, which has been obtained.

(v)    The Fiscal Agency Agreement has been duly authorized, executed and delivered by EDC, and, assuming due authorization, execution and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of EDC, enforceable in accordance with its terms.

(vi)    This Agreement has been duly authorized, executed and delivered by EDC, and, assuming due authorization, execution and delivery by each of the other parties hereto, is a legal, valid and binding agreement of EDC, and any amounts which may become due in accordance with the terms hereof to any Underwriter or any person who controls such Underwriter within the meaning of the Act will constitute obligations of Canada notwithstanding any reconstruction, reorganization, amalgamation, merger, liquidation, dissolution or winding-up of EDC or any transfer, sale or other disposition of all or substantially all of the assets of EDC.

(vii)    Neither the execution and delivery of the Fiscal Agency Agreement, the global bonds or this Agreement, nor the consummation of the transactions contemplated therein or herein, nor compliance with the terms and provisions thereof or hereof will contravene any existing law, governmental rule, regulation or order of Canada or of the Province of Ontario binding on EDC.

(viii)    The statements in the Preliminary Final Prospectus, when construed together with the Issuer Free Writing Prospectus, and the Final Prospectus under the captions “Description of Bonds”, “Description of the Debt Securities” and “Underwriting”, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects, subject to the qualifications therein stated.

(ix)    The statements in the Preliminary Final Prospectus under the heading “Tax Matters—Canadian Federal Income Tax Consequences,” when construed together with the Issuer Free Writing Prospectus, and the statements in the Final Prospectus under the heading “Tax Matters—Canadian Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusion, are accurate in all material respects, subject to the qualifications therein stated.

(x)    Although such counsel is not, except as stated above, passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Final Prospectus, to such counsel’s best knowledge no facts have come to such counsel’s attention which would lead such counsel to believe that (A) the Registration Statement, or any amendments thereof, at the time it became effective or was deemed to be effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (except for financial statements and other financial data contained therein or omitted therefrom as to which such counsel expresses no belief and makes no statement), (B) the Final Prospectus, as amended or supplemented, on its issue date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for financial statements and other financial data contained therein or omitted therefrom as to which such counsel expresses no belief and makes no statement) or (C) the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for financial statements and other financial data contained therein or omitted therefrom as to which such counsel expresses no belief and makes no statement).

In giving this opinion, Legal Counsel for EDC may rely on the opinion of Milbank LLP as to matters of United States law.

(c)    You shall have received on the Closing Date (i) a written opinion, dated the Closing Date, of Milbank LLP, United States counsel for EDC, addressed to the Underwriters, to the effect, insofar as the laws of the State of New York or the federal laws of the United States of America are concerned, (A) set forth above in paragraph (b)(viii), (B) that the Registration Statement and the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (except as to financial statements and financial data included therein as to which such counsel need express no opinion) complied as to form in all material respects with the Act and the rules thereunder, and (C) that the statements in the Preliminary Final Prospectus under the heading “Tax Matters—Certain U.S. Federal Tax Considerations,” when construed together with the Issuer Free Writing Prospectus, and the statements in the Final Prospectus under the heading “Tax Matters—Certain U.S. Federal Tax Considerations” are accurate in all material respects, subject to the qualifications therein and (ii) a written letter, dated the Closing Date, of Milbank LLP, United States counsel for EDC, to the effect that although such counsel is not, except as stated above, passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Final Prospectus, as amended or supplemented, based upon participation by such counsel in conferences (including teleconferences) attended by representatives of EDC at which the contents of the Registration Statement, the Time of Sale Information and the Final Prospectus and related matters were discussed, no facts have come to such counsel’s attention which lead such counsel to believe that (A) the Registration Statement, or any amendment thereof, at the time it became effective or was deemed to be effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (except for financial statements and other financial data contained therein or omitted therefrom as to which such counsel expresses no belief and makes no statement), (B) the Final Prospectus, as amended or supplemented, on its issue date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for financial statements and other financial data contained therein or omitted therefrom as to which such counsel expresses no belief and makes no statement)

or (C) the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for financial statements and other financial data contained therein or omitted therefrom as to which such counsel expresses no belief and makes no statement). In addition, such counsel shall state that in the opinion referred to in clause (i) above, assuming the accuracy of the representations and warranties and satisfaction of the agreements contained herein, no registration of the Offshore Securities under the Act is required for the offer, sale or issuance of the Offshore Securities in the manner contemplated by the Time of Sale Information, the Final Prospectus and this Agreement, except that such counsel need express no opinion as to when and under what circumstances the Offshore Securities may be reoffered or resold in the United States or to U.S. persons. In giving their opinion Milbank LLP may rely on the opinion of Legal Counsel for EDC, as to matters of Canadian and Ontario law.

(d)    The Underwriters shall have received from Stikeman Elliott LLP, Canadian counsel for the Underwriters, a favorable opinion dated the Closing Date, as to the validity of the Securities and as to the proceedings and other related matters incident to the issuance and sale of the Securities, and the Underwriters shall have received from Davis Polk & Wardwell LLP a favorable opinion dated the Closing Date with respect to the Registration Statement, including the form thereof, the Time of Sale Information and the Final Prospectus. In giving their opinion, Davis Polk & Wardwell LLP may rely on the opinion of Stikeman Elliott LLP as to matters of Canadian and Ontario law and Stikeman Elliott LLP may rely on the opinion of Legal Counsel for EDC, as to certain matters relating to the due authorization of the Securities.

(e)    The representations and warranties of EDC herein shall be true and correct on the date hereof and on the Closing Date; EDC shall not have failed, on or prior to the Closing Date, to have performed all agreements and satisfied all conditions herein contained which should have been performed or satisfied by it at or prior to such time; and the Underwriters shall have received, at the time of closing, a certificate to the foregoing effect dated the Closing Date and signed by an executive officer of EDC.

(f)    On or prior to the Closing Date, EDC shall have furnished to the Underwriters such further certificates and documents as they or their counsel shall reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to EDC in writing or by telephone or telegraph confirmed in writing.

8.      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of EDC to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, EDC will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.      Indemnification and Contribution.

(a) EDC agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information, the Final Prospectus, any agreed upon marketing brochure or the invitation or allotment telexes, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees, subject to the provisions of paragraph (c) below, to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them (as such expenses are incurred) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that EDC will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to EDC by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, or (ii) any such loss, claim, damage or liability arises out of any untrue statement or omission or alleged untrue statement or omission in the Preliminary Final Prospectus if such untrue statement or omission or alleged untrue statement or omission is corrected in all material respects in an Issuer Free Writing Prospectus prepared by EDC and if, having previously been furnished by or on behalf of EDC with copies of the Issuer Free Writing Prospectus sufficiently far in advance of the time at which the public offering price of the Securities of a particular tranche was determined by EDC and the Underwriters so as to permit delivery of such Issuer Free Writing Prospectus to investors prior to such time, such Underwriter thereafter failed to send or give or otherwise convey to such person, at or prior to the Time of Sale, such Issuer Free Writing Prospectus or the information contained therein that would have corrected such defect. This indemnity agreement will be in addition to any liability which EDC may otherwise have.

(b)      Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless EDC, each of its directors, each of its officers who signs the Registration Statement, and each person who controls EDC within the meaning of the Act, to the same extent as the foregoing indemnity from EDC to each Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with reference to written information relating to such Underwriter furnished to EDC by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. EDC acknowledges for the purposes of this paragraph (b) that the statements under the heading “Underwriting” (except for the statements in the paragraph relating to certain expenses of EDC, the paragraph relating to indemnification of certain liabilities and reimbursement of certain expenses by EDC and the paragraph relating to certain intentions of EDC) in the Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Final Prospectus and the Final Prospectus, and the Underwriters confirm that such statements are correct.

(c)      Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) above, representing the indemnified parties under paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if it be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)      In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from EDC or the Underwriters, as the case may be, on grounds of policy or otherwise, EDC and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which EDC and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the Underwriting Commissions bears to the issue price of the Securities set forth on Schedule I hereto and EDC is responsible for the balance; provided, however, that (i) in no case shall any Underwriter (except as may be provided in any separate agreement among Underwriters) be responsible for any amount in excess of the Underwriting Commissions applicable to the Securities purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls EDC within the meaning of the Act, each officer of EDC who shall have signed the Registration Statement and each director of EDC shall have the same rights to contribution as EDC, subject in each case to clause (i) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

10.      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obliged severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in

Schedule II hereto, and arrangements satisfactory to the remaining Underwriters and EDC for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or EDC. In the event of a default by any Underwriter as set forth in this Section 10, which shall not cause this Agreement to be terminated, either EDC or the Representatives shall have the right to postpone the Closing Date for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to EDC and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.      Termination.  This Agreement shall be subject to termination in the absolute discretion of EDC or the Representatives, by notice given to EDC or the Representatives, as the case may be, prior to delivery and payment for the Securities, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of the Representatives or EDC, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of the Representatives or EDC, as the case may be, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information or the Final Prospectus. Notwithstanding any such termination, the provisions of Sections 8, 9, 12 and 16 hereof shall remain in effect.

12.      Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of EDC or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or EDC or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.      Stabilization and Over-allotment.   Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of EDC, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that EDC has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that EDC has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to the applicable United Kingdom legislation and Regulation M promulgated by the Commission (if applicable). EDC has not issued and will not issue, without the prior consent of the Representatives, any press or other public announcement in the European Economic Area referring to the proposed issue of the Securities unless the announcement adequately discloses the fact that stabilizing action may take place in relation to the Securities. EDC authorizes the Underwriter(s) acting as stabilizing agent(s) to make adequate public disclosure of the information and to act as the central point responsible for handling requests from any relevant competent authority in the European Economic Area, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures or any other applicable rules or regulations.

14.      Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives or the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule II hereto; or, if sent to EDC, will be mailed, delivered or telegraphed and confirmed to it at 150 Slater Street, Ottawa, Canada, K1A 1K3, attention of the Vice President and Treasurer.

15.      No Fiduciary Relationship.  EDC acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between EDC, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting as a principal and is not the agent or fiduciary of EDC, or its respective creditors, employees or any other party and (c) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and EDC has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16.      Successors.  This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

17.      Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

18.      Advertisements.  All advertisements of the Securities shall be published in a form or forms and manner to which EDC consents in writing prior to the date of publication. EDC may withhold its consent in its discretion regarding the use of any symbol in any such advertisement and the publication in which such advertisement is to appear.

19.      Other Liabilities Governed by Non-EEA Law.  Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between each BRRD Party and EDC, EDC acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to EDC under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)      the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)      the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of each BRRD Party or another person, and the issue to or conferral on EDC of such shares, securities or obligations;

(iii)      the cancellation of the BRRD Liability;

(iv)      the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

The terms which follow, when used in this Section 19, shall have the meanings indicated.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means each of Crédit Agricole Corporate and Investment Bank and J.P. Morgan Securities plc.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to BRRD Party.

20.      Reserved.

21.      Recognition of the U.S. Special Resolution Regimes.  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. 1841(k);

“Covered Entity” means any of the following:

(i)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.      Agreement Among Managers.  The Underwriters hereby agree as between themselves to be bound by the provisions of the ICMA Agreement Among Managers Version 1 (Fixed-Price Non-Equity Related Issues)/New York Law Schedule (the “AMM”), save that clause 3 of the AMM shall not apply and, in the event of any conflict between the provisions of the AMM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AMM, “Managers” means the Underwriters and the “Lead Managers” means the Representatives, “Settlement Lead Manager” and “Stabilizing Manager” means RBC Dominion Securities Inc. and “Subscription Agreement” means the Underwriting Agreement.

23.      Counterparts.  This Agreement may be signed in any number of counterparts (including counterparts by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

EXPORT DEVELOPMENT CANADA

By:	/s/ Susan Love
Name: Susan Love
Title: Vice President and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted

as of the date first above written.

CIBC World Markets Inc.

RBC Dominion Securities Inc.

The Toronto-Dominion Bank

Acting severally on behalf of themselves

and as Representatives of the other several Underwriters

named in Schedule II to the foregoing Agreement

BY: The Toronto-Dominion Bank

By:	/s/ Trevor Thom
Name: Trevor Thom
Title: Managing Director, Head of Government Finance

[Signature Page to Underwriting Agreement]

Schedule I

Export Development Canada / Exportation et développement Canada (“EDC”)

C$500,000,000 1.650% Canadian Dollar Bonds due 2024

Final Term Sheet

July 24, 2019

Issuer:	Export Development Canada / Exportation et développement Canada

Title:	1.650% Canadian Dollar Bonds due 2024

Existing Long Term Issuer Ratings*:	[Intentionally Omitted]

Format:	SEC Registered

Size:	C$500,000,000

Trade Date:	July 24, 2019

Settlement Date:	July 31, 2019 (T+5)

Maturity Date:	July 31, 2024

Callable:	No, unless a change in the laws or regulations of Canada would require the payment by EDC of additional amounts on the bonds.

Interest Payment Dates:	Semi-annually on January 31 and July 31, commencing on January 31, 2020. Interest will accrue from July 31, 2019.

First Interest Payment Date:	January 31, 2020

Benchmark Canada Bond:	CAN 1.5% due September 1, 2024

Benchmark Canada Bond Spot and Yield:	100.69 / 1.359%

Spread to Canada Bond:	+31.5 bps

Yield to Maturity:	1.674%

Coupon:	1.650%, accruing from July 31, 2019

Price:	99.885% plus accrued interest, if any, from July 31, 2019

Day Count:	Actual/365 Canadian Bond Method

Specified Currency:	Canadian Dollars (“C$”)

Minimum Denomination:	C$5,000 and increments of C$5,000 in excess thereof

Listing:	Euro MTF Market of the Luxembourg Stock Exchange

Status:	The bonds will carry the full faith and credit of Canada. The payment of the principal of and interest on the bonds will constitute a charge on and be payable out of the Consolidated Revenue Fund of Canada.

Use of Proceeds:

Upon issuance, an amount equal to the net proceeds of this issue of bonds (which proceeds may be converted into other currencies) will be credited by EDC to an account that will support EDC’s existing and future lending operations for Eligible Transactions (as defined below). The net proceeds will then be deducted from the account and added to EDC’s lending pool for disbursements made from that pool in respect of Eligible Transactions.

“Eligible Transactions” means all transactions (loans) funded in whole or in part by EDC in support of goods, services or projects as determined under the Green Bond Framework. Eligible Transactions will include, without limitation, those that are aimed at the preservation, protection or remediation of air, water or soil or the mitigation of climate change. For more information on the Green Bond Framework, see “Green Bond Framework” beginning on Page 2 of Exhibit 99.11 to Amendment No. 5 to EDC’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014, as filed with the SEC on November 9, 2015.

Governing Law:	Province of Ontario / Canada

Business Days:	London, New York, Toronto

Representatives:	CIBC World Markets Inc. RBC Dominion Securities Inc. The Toronto-Dominion Bank

Co-Managers:

BMO Capital Markets Corp.

BNP Paribas (Canada) Securities Inc.

Casgrain & Company Limited

Crédit Agricole Corporate and Investment Bank

Desjardins Securities Inc.

HSBC Securities (Canada) Inc.

J.P. Morgan Securities plc

Merrill Lynch Canada Inc.

National Bank Financial Inc.

Scotia Capital Inc.

Billing and Delivering:	RBC Dominion Securities Inc.

Settlement:	CDS, Euroclear, Clearstream

CUSIP Number:	30216B HL9

ISIN:	CA30216BHL95

Reference Document:	Prospectus Supplement, subject to completion, dated July 24, 2019 and Prospectus dated December 10, 2018. https://www.sec.gov/Archives/edgar/data/276328/000119312519200765/d781693d424b5.htm

Legends:

If and to the extent that this announcement is communicated in, or the offer of the bonds to which it relates is made in, any European Economic Area Member State that has implemented Directive (2003/71/EC) (and amendments thereto, including Directive 2010/73/EU) (the “Prospectus Directive”), this announcement and the offer are only addressed to and directed at persons in that Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Member State.

This document is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended (including the Financial Services Act 2012)) in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This document does not constitute or form part of any offer or invitation to sell these bonds and is not soliciting any offer to buy these bonds in any jurisdiction where such offer or sale is not permitted. This document is, for the purposes of Article 15 of the Prospectus Directive, not a prospectus but an advertisement. This document, the prospectus supplement and the base prospectus have been prepared on the basis that all offers of bonds in any member state of the European Economic Area (a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce and publish a prospectus for offers of the bonds. Neither this document nor the prospectus supplement nor the base prospectus has been approved as a prospectus by a competent authority in any Relevant Member State and accordingly none is a prospectus for the purposes of the Prospectus Directive.

MiFID II professionals/ECPs – Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels).

NOTIFICATION UNDER SECTION 309B(1)(C) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289) OF SINGAPORE: The Instruments are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

* A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.

This communication is intended for the sole use of the person to whom it is provided by the Issuer.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-800-282-0822 for CIBC World Markets Inc., 1-866-375-6829 for RBC Dominion Securities Inc. and 1-855-495-9846 for The Toronto-Dominion Bank.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE II

Underwriter	Address	Principal Amount of Securities to be Purchased

CIBC World Markets Inc.	161 Bay Street, 5th Floor Toronto, Ontario M5J 2S8 Canada	C$150,000,000

RBC Dominion Securities Inc.	200 Bay Street, Royal Bank Plaza, South Tower Toronto, Ontario M5J 2W9 Canada	C$150,000,000

The Toronto-Dominion Bank	222 Bay Street, 7th Floor Toronto, Ontario M5K 1A2 Canada	C$150,000,000

BMO Capital Markets Corp.	3 Times Square, 27th Floor New York, New York 10036 U.S.A.	C$5,000,000

BNP Paribas (Canada) Securities Inc.	155 Wellington Street West Toronto, Ontario M5V 3H1 Canada	C$5,000,000

Casgrain & Company Limited	1200 McGill College Avenue, 21st Floor Montreal, Quebec H3B 4G7 Canada	C$5,000,000

Crédit Agricole Corporate and Investment Bank	12, Place des Etats-Unis – CS70052 92 547 Montrouge Cedex France	C$5,000,000

Underwriter	Address	Principal Amount of Securities to be Purchased

Desjardins Securities Inc.	25 York Street, Suite 1000 Toronto, Ontario M5J 2V5 Canada	C$5,000,000

HSBC Securities (Canada) Inc.	70 York Street, 9th Floor Toronto, Ontario M5J 1S9 Canada	C$5,000,000

J.P. Morgan Securities plc	25 Bank Street, Canary Wharf, London E14 5JP United Kingdom	C$5,000,000

Merrill Lynch Canada Inc.	181 Bay Street, Suite 400 Toronto, Ontario M5J 2V8 Canada	C$5,000,000

National Bank Financial Inc.	Exchange Tower, 130 King Street West, 4th Floor Podium Toronto, Ontario M5X 1J9 Canada	C$5,000,000

Scotia Capital Inc.	40 King Street West, Toronto, Ontario M5H 3Y2 Canada	C$5,000,000

SCHEDULE III

EXPORT DEVELOPMENT CANADA

C$500,000,000 1.650% Canadian Dollar Bonds due 2024

Initial Allotment Distribution Report

	ASIA AND AUSTRALIA (includes Japan Domestic)			NORTH AMERICA LATIN AMERICA (includes Canada Domestic)			EUROPE, MIDDLE EAST AND AFRICA			TOTAL SALES

Type of Investor	No. of Sales	C$ Amount	Order Size Range	No. of Sales	C$ Amount	Order Size Range	No. of Sales	C$ Amount	Order Size Range	No. of Sales	C$ Amount	Order Size Range

Bank Portfolios

Central Banks

Government Funds – Central/State – Local

Individuals

Insurance Companies – Life – Casualty

Investment Managers – Bank/Trust – Others

Pension Funds – Government – Corporate

Broker/Dealers

Corporate

EXPORT DEVELOPMENT CANADA

C$500,000,000 1.650% Canadian Dollar Bonds due 2024

Initial Allotment Distribution Report (continued)

	CANADA DOMESTIC				JAPAN DOMESTIC
Type of Investor	No. of Sales	C$ Amount	Order Size Range	Type of Investor	No. of Sales	C$ Amount	Order Size Range
Bank Portfolios				Bank Portfolios
Central Banks				Central Banks
Government Funds – Central/State – Local				Government Funds – Central/State – Local
Individuals				Individuals
Insurance Companies – Life – Casualty				Insurance Companies – Life – Casualty
Investment Managers – Bank/Trust – Others				Investment Managers – Bank/Trust – Others
Pension Funds – Government – Corporate				Pension Funds – Government – Corporate
Broker/Dealers				Broker/Dealers
Corporate				Corporate

EXPORT DEVELOPMENT CANADA

C$500,000,000 1.650% Canadian Dollar Bonds due 2024

Secondary Market Distribution Report for the period from                                      to

	ASIA AND AUSTRALIA (includes Japan Domestic)			NORTH AMERICA LATIN AMERICA (includes Canada Domestic)			EUROPE, MIDDLE EAST AND AFRICA			TOTAL SALES

Type of Investor	No. of Sales	C$ Amount	Order Size Range	No. of Sales	C$ Amount	Order Size Range	No. of Sales	C$ Amount	Order Size Range	No. of Sales	C$ Amount	Order Size Range

Bank Portfolios

Central Banks

Government Funds – Central/State – Local

Individuals

Insurance Companies – Life – Casualty

Investment Managers – Bank/Trust – Others

Pension Funds – Government – Corporate

Broker/Dealers

Corporate

EXPORT DEVELOPMENT CANADA

C$500,000,000 1.650% Canadian Dollar Bonds due 2024

Secondary Market Distribution Report for the period

from                                                   to                                                   (continued)

	CANADA DOMESTIC				JAPAN DOMESTIC
Type of Investor	No. of Sales	C$ Amount	Order Size Range	Type of Investor	No. of Sales	C$ Amount	Order Size Range
Bank Portfolios				Bank Portfolios
Central Banks				Central Banks
Government Funds – Central/State – Local				Government Funds – Central/State – Local
Individuals				Individuals
Insurance Companies – Life – Casualty				Insurance Companies – Life – Casualty
Investment Managers – Bank/Trust – Others				Investment Managers – Bank/Trust – Others
Pension Funds – Government – Corporate				Pension Funds – Government – Corporate
Broker/Dealers				Broker/Dealers
Corporate				Corporate